EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors Win or Lose Acquisition Corporation

     As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1 of our report on the Balance Sheet of Win or Lose Acquisition Corporation as of December 31, 2000, and the related statements of operations, stockholders equity and cash flow for the period from December 1, 2000 (Inception) through December 31, 2000. We also consent to the references to our firm in the "Experts" section of the Prospectus.


Want & Ender, CPA, PC
New York, New York
May 8, 2001